SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTRICON CORP.

          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          145,000-             *DO
                       5/10/07              500-            7.0500
                       4/16/07            5,000-            6.1500
          GABELLI ADVISERS, INC.
                       6/06/07            1,000-            7.7360
                       6/05/07            1,400-            7.5286
                       6/04/07              600-            7.3000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.